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As filed with the Securities and Exchange Commission on December 15, 2004

Registration No. 333-119485

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 6
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERBALIFE LTD.*
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	5122 (Primary Standard Industrial Classification Code No.)	98-0377871 (I.R.S. Employer Identification No.)

P.O. Box 309GT
Ugland House, South Church Street
George Town, Grand Cayman, Cayman Islands
(310) 410-9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Brett R. Chapman, Esq.
General Counsel
Herbalife Ltd.
P.O. Box 309GT
Ugland House, South Church Street
George Town, Grand Cayman, Cayman Islands
(310) 410-9600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jonathan K. Layne Gibson, Dunn & Crutcher LLP 2029 Century Park East Los Angeles, CA 90067 (310) 552-8500	Gregg A. Noel Nicholas P. Saggese Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Ave, Suite 3400 Los Angeles, CA 90071 (213) 687-5000

*Formerly known as
 WH Holdings (Cayman Islands) Ltd.

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box:    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 6 to the Registration Statement on Form S-1 of Herbalife Ltd. (File No. 333-119485) is being filed solely to file the consents to be named as directors, as exhibits, with respect to Messrs. Leroy Barnes, Richard Bermingham and Peter Maslen being named as directors in the Registration Statement on Form S-1. The appointment of Messrs. Barnes, Bermingham and Maslen as directors is conditioned upon the common shares of Herbalife Ltd. being listed on the New York Stock Exchange.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the common shares being registered. All amounts shown are estimates except for the registration fee and the NASD filing fee.

Amount to be Paid
SEC registration fee	$43,711.50
NASD filing fee	$30,500.00
NYSE listing fees	$62,450.00
Printing and engraving	925,000.00
Legal fees and expenses	1,455,000.00
Accounting fees and expenses	465,000.00
Blue sky fees and expenses (including legal fees)	130,000.00
Transfer agent and registrar fees	25,000.00
Miscellaneous	22,800.00

Total	$3,159,461.50

Item 14. Indemnification of Officers and Directors.

        The memorandum and articles of association of Herbalife Ltd. ("Herbalife") provide that, to the fullest extent permitted by the Companies Law (2004 Revision), every director, agent or officer of Herbalife shall be indemnified out of the assets of Herbalife against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful misconduct. To the fullest extent permitted by the Statute, such director, agent or officer shall not be liable to Herbalife for any loss or damage in carrying out his functions unless the liability arises through the willful misconduct of such director, agent or officer.

        In addition, the board resolutions of Herbalife provide for the indemnification of its directors and officers against any claims arising out of or relating to (a) the preparation, filing and distribution of this registration statement or the prospectus contained in this registration statement, (b) the issue and exchange of the exchange guarantee or the exchange Notes, (c) the exchange offer and (d) any activities that the directors and officers deem necessary or advisable to carry out the intent and purposes of the resolutions. The resolutions also expressly authorize Herbalife to indemnify their directors and officers to the fullest extent permitted by law.

        Herbalife is a Cayman Islands exempted limited liability company. As such, it is governed by the laws of the Cayman Islands with respect to the indemnification provisions. Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except in the case of (a) any fraud or dishonesty of such director or officer, (b) such director's or officer's conscious, intentional or wilful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company, or (c) any claims or rights of action to recover any gain, personal profit, or other advantage to which the director or officer is not legally entitled.

        Herbalife intends to enter into an indemnification agreement with each of its directors and certain of its officers to supplement the indemnification protection available under its articles of association. These indemnity agreements will generally provide that we will indemnify the parties thereto to the fullest extent permitted by law.

        The foregoing summaries are necessarily subject to the complete text of Herbalife's articles of association and the indemnification agreements referred to above and are qualified in their entirety by reference thereto.

Liability Insurance Covering Directors and Officers

        In addition to the indemnification provisions set forth above, Holdings maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 that might be incurred by any director or officer in his capacity as such.

Item 15. Recent Sales of Unregistered Securities.

        Since the date of our formation through the date hereof, we have issued and sold the following unregistered securities:

Option Grants and Option Exercises

        As of December 13, 2004, we have granted options to purchase 10,270,551 common shares to employees, officers and directors under the WH Holdings (Cayman Islands) Ltd. Stock Incentive Plan at exercise prices ranging from $0.88 to $25.00 per share. During the same period, we issued and sold 907,888 common shares pursuant to exercises of options granted under this plan at prices ranging from $0.88 to $9.00 per share.

        As of December 13, 2004, we have granted options to purchase 400,000 common shares to our independent directors under the Independent Directors' Stock Option Plan of WH Holdings (Cayman Islands) Ltd. at exercise prices ranging from $0.88 to $3.52 per share. During the same period, we have not issued nor sold any common shares pursuant to exercises of options granted under this plan.

        We have granted options to purchase 1,250,000 common shares to members of our executive management under the Herbalife Ltd. 2004 Stock Incentive Plan at an exercise price of $15.50 per share. To date, we have not issued or sold any common shares pursuant to exercises of options granted under this plan.

        All of these grants were made to our employees, officers, or directors under written compensatory benefit plans within the limits on the amount of securities than can be issued under Rule 701 promulgated under Section 3(b) of the Securities Act. Accordingly, these grants and sales were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 of the Securities Act.

Warrants

        On July 31, 2002, in connection with the issuance of the Company's 12% Series A Cumulative Convertible Preferred Shares (the "Preferred Shares"), the Company issued warrants to purchase an aggregate of 2,040,816 Preferred Shares at an exercise price of $0.01 per share to GarMark Partners, L.P. ("GarMark"), Whitney Private Debt Fund ("Whitney Debt Fund") and Green River Offshore Fund ("Green River"). GarMark received a warrant to purchase 1,149,302 Preferred Shares, Whitney Private Debt Fund received a warrant to purchase 805,585 Preferred Shares and Green River received a warrant to purchase 85,929 Preferred Shares.

        On December 1, 2004, in connection with the termination of certain monitoring fee agreements, the Company issued 700,000 warrants to purchase an aggregate of 700,000 common shares, subject to certain adjustments, at an exercise price of $15.50, the midpoint of our current pricing range, to the Equity Sponsors. Whitney received 455,000 warrants and GGC Administration, LLC received 245,000 warrants.

12% Series A Cumulative Convertible Preferred Shares

        Beginning on the date of our formation and over the course of several installments, we issued and sold 100,000,000 12% Series A Cumulative Convertible Preferred Shares to the Equity Sponsors and their affiliates, certain members of our management, and selected distributors at a price of $1.76 per share. Eighteen Chairman's Club members and 108 distributors purchased the 12% Series A Cumulative Convertible Preferred shares. Of the 108 distributors, three subsequently became Chairman's Club members. The sales of these securities to certain of our distributors were made in reliance on an exemption from the registration requirements of the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act. All of the persons who purchased shares filled out and delivered suitability questionnaires to the Company.

        On May 30, 2003, we issued and sold 1,089,952 12% Series A Cumulative Convertible Preferred Shares to members of our Chairman's Club at a price of $2.21 per share.

        On June 24, 2003, we issued and sold 203,620 12% Series A Cumulative Convertible Preferred Shares to Michael O. Johnson, our Chief Executive Director, at a price of $2.21 per share.

        On March 8, 2004, Whitney Debt Fund exercised its warrant to purchase 805,585 Preferred Shares for an aggregate exercise price of $8,055.85 and Green River exercised its warrant to purchase 85,929 Preferred Shares for an aggregate exercise price of $859.29.

        On March 8, 2004, each outstanding Preferred Share (or an aggregate of approximately 102,905,086 Preferred Shares) automatically, and without any action on the part of the Company's shareholders, converted into one half of a common share and $1.76 cash, plus accrued and unpaid dividends (or an aggregate of 51,452,543 common shares and $219.2 million in cash), in accordance with our memorandum and articles of association and Cayman Islands law as a consequence of the consummation of the offering of our 9 1/2% Notes. While we do not believe that this conversion constituted a "sale" of securities within the meaning of the Securities Act, if the conversion were determined to be such a sale, we believe that it would be deemed exempt from the registration requirements of the Securities Act by virtue of Section 4(2), as discussed below, and Section 3(a)(9) as an exchange of one security for another of the same issuer for no additional consideration and no commission or other remuneration was paid or given, directly or indirectly, for soliciting such exchange.

        On March 8, 2004, GarMark entered into an exchange agreement providing for the exchange of its warrant to purchase 1,149,302 Preferred Shares for 574,651 common shares and $2.0 million in cash. The exchange of GarMark's warrant to purchase Preferred Shares for common shares and cash was made in reliance upon Section 3(a)(9) of the Securities Act as an exchange of one security for another of the same issuer for no additional consideration and no commission or other remuneration was paid or given, directly or indirectly, for soliciting such exchange. In addition, this transaction was deemed to be exempt from registration under the securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering, as described in more detail below.

9 1/2% Notes due April 1, 2011

        On March 8, 2004, we issued 9 1/2% Notes due April 1, 2011 in the aggregate principal amount of $275,000,000 to UBS Securities LLC, as initial purchaser, at a cash purchase price equal to 97.25% of their principal amount. These securities were issued in a transaction by an issuer not involving any public offering and thereby exempt from the registration requirements in reliance on Section 4(2) of the

Securities Act. The 9 1/2% Notes due April 1, 2011 were sold to "qualified institution buyers" within the meaning Rule 144A of the Securities Act, without any general advertising or solicitation, or were sold in sales occurring outside the United States within the meaning of Rule 901 of Regulation S. All such sales were thereby deemed to be exempt from the registration requirements of the Securities Act in reliance on Rule 144A of the Securities Act or Rule 901 of Regulation S. The foregoing securities are deemed restricted securities for purposes of the Securities Act.

        Except as noted otherwise, the issuance of securities described in this Item 15 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. The sale of these securities were made without general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

Exhibit Number	Description
1.1**	Form of Purchase Agreement
2.1**	Agreement and Plan of Merger, dated April 10, 2002, by and among Herbalife International, Inc., WH Holdings (Cayman Islands) Ltd. and WH Acquisition Corp.
3.1**	Form of Amended and Restated Memorandum and Articles of Association of Herbalife Ltd.
4.1**
Indenture, dated as of June 27, 2002 between WH Acquisition Corp., WH Intermediate Holdings Ltd., WH Luxembourg Holdings SàRL, WH Luxembourg Intermediate Holdings SàRL, WH Luxembourg CM SàRL and The Bank of New York as Trustee governing 11 3/4% Senior Subordinated Notes due 2010
4.2**	Indenture, dated as of March 8, 2004 between WH Holdings (Cayman Islands) Ltd., WH Capital Corporation and The Bank of New York as trustee governing 9 1/2% Notes due 2011
4.3**	Form of Share Certificate
5.1**	Opinion of Maples and Calder, special Cayman Islands Counsel to Herbalife Ltd.
9.1**
Shareholders' Agreement dated as of July 31, 2002, by and among WH Holdings (Cayman Islands) Ltd., Whitney V, L.P., Whitney Strategic Partners V, L.P., WH Investments Ltd., CCG Investments (BVI), L.P., CCG Associates—QP, LLC, CCG Associates—AI, LLC, CCG Investment Fund—AI, L.P., CCG AV, LLC-Series C, CCG AV, LLC-Series E, and certain other persons
9.2**
Institutional Shareholders' Agreement dated as of July 31, 2002, by and among WH Holdings (Cayman Islands) Ltd., Whitney V, L.P., Whitney Strategic Partners V, L.P., WH Investments Ltd., CCG Investments (BVI), L.P., CCG Associates-QP, LLC, CCG Associates-AI, LLC, CCG Investment Fund-AI, L.P., CCG AV, LLC-Series C, CCG AV, LLC-Series E, and certain other persons
10.1**	Form of Indemnity Agreement between Herbalife International Inc. and certain officers and directors of Herbalife International Inc.

10.2**	Office lease agreement between Herbalife International of America Inc. and State Teacher's Retirement System, dated July 11, 1995
10.3**	Herbalife International of America, Inc.'s Senior Executive Deferred Compensation Plan, effective January 1, 1996, as amended
10.4**	Herbalife International of America, Inc.'s Management Deferred Compensation Plan, effective January 1, 1996, as amended
10.5**	Master Trust Agreement between Herbalife International of America, Inc. and Imperial Trust Company, Inc., effective January 1, 1996
10.6**	Herbalife International Inc. 401K Profit Sharing Plan and Trust, as amended
10.7**	Trust Agreement for Herbalife 2001 Executive Retention Plan, effective March 15, 2001
10.8**	Herbalife 2001 Executive Retention Plan, effective March 15, 2001
10.9**	Separation Agreement and General Release, dated as of May 17, 2002, between Robert Sandler and Herbalife International, Inc. and Herbalife International of America, Inc. and Clarification
10.10**	Agreement for Retention of Legal Services, dated as of May 20, 2002, by and among Herbalife International, Inc., Herbalife International of America, Inc. and Robert A. Sandler
10.11**
Purchase Agreement, dated as of June 21, 2002, by and among WH Acquisition Corp., Herbalife International, Inc., WH Intermediate Holdings Ltd., WH Luxembourg Holdings SàRL, WH Luxembourg Intermediate Holdings SàRL, WH Luxembourg CM SàRL and UBS Warburg LLC
10.12**
Registration Rights Agreement, dated as of June 27, 2002, by and among WH Acquisition Corp., WH Intermediate Holdings Ltd., WH Luxembourg Holdings SàRL, WH Luxembourg Intermediate Holdings SàRL, WH Luxembourg CM SàRL and UBS Warburg LLC
10.13**
Credit Agreement, dated as of July 31, 2002, by and among Herbalife International, Inc., WH Holdings (Cayman Islands) Ltd., WH Intermediate Holdings Ltd., WH Luxembourg Holdings SàRL, WH Luxembourg Intermediate Holdings SàRL, WH Luxembourg CM SàRL and the Subsidiary Guarantors party thereto, and certain lenders and agents named therein
10.14**
Security Agreement, dated as of July 31, 2002, by Herbalife International, Inc., WH Holdings (Cayman Islands) Ltd., WH Intermediate Holdings Ltd., WH Luxembourg Herbalife SàRL, WH Luxembourg Intermediate Holdings SàRL, WH Luxembourg CM SàRL and the Subsidiary Guarantors party thereto in favor of UBS AG, Stamford Branch, as Collateral Agent
10.15**	Notice to Distributors regarding Amendment to Agreements of Distributorship, dated as of July 18, 2002 between Herbalife International, Inc. and each Herbalife Distributor
10.16**	Monitoring Fee Agreement dated as of July 31, 2002, between WH Holdings (Cayman Islands) Ltd., Herbalife International, Inc. and Whitney & Co., LLC
10.17**	Monitoring Fee Agreement dated as of July 31, 2002, between WH Holdings (Cayman Islands) Ltd., Herbalife International, Inc. and GGC Administration, LLC

10.18**
Indemnity Agreement dated as of July 31, 2002, by and among WH Holdings (Cayman Islands) Ltd., WH Acquisition Corp., Whitney & Co., LLC, Whitney V, L.P., Whitney Strategic Partners V, L.P., GGC Administration, L.L.C., Golden Gate Private Equity, Inc., CCG Investments (BVI), L.P., CCG Associates-AI, LLC, CCG Investment Fund-AI, LP, CCG AV, LLC-Series C, CCG AV, LLC-Series C, CCG AV, LLC-Series E, CCG Associates-QP, LLC and WH Investments Ltd.
10.19**	Independent Director's Stock Option Plan of WH Holdings (Cayman Islands) Ltd.
10.20**
Amendment No. 1 to Credit Agreement dated as of December 18, 2002, among Herbalife International, Inc., WH Holdings (Cayman Islands) Ltd., WH Intermediate Holdings Ltd., WH Luxembourg Holdings SàRL, WH Luxembourg Intermediate Holdings SàRL, WH Luxembourg CM SàRL and each of the Subsidiary Guarantors listed therein, the Lenders party thereto and UBS AG, Stamford Branch
10.21**	Employment Agreement, dated as of March 10, 2003 between Brian Kane and Herbalife International, Inc. and Herbalife International of America, Inc.
10.22**	Employment Agreement dated as of March 10, 2003 between Carol Hannah and Herbalife International, Inc. and Herbalife International of America, Inc.
10.23**	Non-Statutory Stock Option Agreement, dated as of March 10, 2003 between WH Holdings (Cayman Islands) Ltd. and Brian Kane
10.24**	Non-Statutory Stock Option Agreement, dated as of March 10, 2003 between WH Holdings (Cayman Islands) Ltd. and Carol Hannah
10.25**	WH Holdings (Cayman Islands) Ltd. Stock Incentive Plan, as restated, dated as of November 5, 2003
10.26**	Side Letter Agreement dated as of March 10, 2003 by and among WH Holdings (Cayman Islands) Ltd., Brian Kane and Carol Hannah and the Shareholders listed therein
10.27**	Employment Agreement dated as of April 3, 2003 between Michael O. Johnson and Herbalife International, Inc. and Herbalife International of America, Inc.
10.28**	Non-Statutory Stock Option Agreement, dated as of April 3, 2003 between WH Holdings (Cayman Islands) Ltd. and Michael O. Johnson
10.29**	Side Letter Agreement dated as of April 3, 2003 by and among WH Holdings (Cayman Islands) Ltd., Michael O. Johnson and the Shareholders listed therein
10.30**	Employment Agreement dated as of July 14, 2003 between Matt Wisk and Herbalife International of America, Inc.
10.31**	Employment Agreement dated as of July 31, 2003 between Gregory L. Probert and Herbalife International of America, Inc.
10.32**	Employment Agreement dated October 6, 2003 between Brett R. Chapman and Herbalife International of America, Inc.
10.33**	Form of Non-Statutory Stock Option Agreement (Non-Executive Agreement)
10.34**	Form of Non-Statutory Stock Option Agreement (Executive Agreement)
10.35**	Registration Rights Agreement, dated as of March 8, 2004, by and among WH Holdings (Cayman Islands) Ltd., WH Capital Corporation and UBS Securities, LLC

10.36**	Indemnity Agreement, dated as of February 9, 2004, among WH Capital Corporation and Gregory Probert
10.37**	Indemnity Agreement, dated as of February 9, 2004, among WH Capital Corporation and Brett R. Chapman
10.38**	Stock Subscription Agreement of WH Capital Corporation, dated as of February 9, 2004, between WH Capital Corporation and WH Holdings (Cayman Islands) Ltd.
10.39**	First Amendment to Amended and Restated WH Holdings (Cayman Islands) Ltd. Stock Incentive Plan, dated November 5, 2003
10.40**	Separation Agreement and General Release dated May 1, 2004, among Herbalife International, Inc., Herbalife International of America, Inc. and Carol Hannah
10.41**	Consulting Agreement dated May 1, 2004 among Herbalife International of America, Inc. and Carol Hannah
10.42**	Employment Agreement dated June 1, 2004 among Herbalife International of America, Inc. and Richard Goudis
10.43**	Purchase Agreement, dated March 3, 2004, by and among WH Holdings (Cayman Islands) Ltd., WH Capital Corporation and UBS Securities LLC
10.44**
Registration Rights Agreement, dated as of July 31, 2002, by and among WH Holdings (Cayman Islands) Ltd., Whitney V, L.P., Whitney Strategic Partners V, L.P., WH Investments Ltd., CCG Investments (BVI), L.P., CCG Associates-QP, LLC, CCG Associates-AI, LLC, CCG Investment Fund-AI, L.P., CCG AV, LLC-Series C and CCG AV, LLC-Series E.
10.45**
Share Purchase Agreement, dated as of July 31, 2002, by and among WH Holdings (Cayman Islands) Ltd., Whitney Strategic Partners V, L.P., WH Investments Ltd., Whitney V, L.P., CCG Investments (BVI), L.P., CCG Associates-QP, LLC, CCG Associates-AI, LLC, CCG Investment Fund-AI, LP, CCG AV, LLC-Series C and CCG AV, LLC-Series E.
10.46**	Form of Indemnification Agreement between Herbalife Ltd. and the directors and certain officers of Herbalife Ltd.
10.47**	Herbalife Ltd. 2004 Stock Incentive Plan, effective December 1, 2004
10.48**	Termination Agreement, dated as of December 1, 2004, between Herbalife Ltd., Herbalife International, Inc. and Whitney & Co., LLC.
10.49**	Termination Agreement, dated as of December 1, 2004, between Herbalife Ltd., Herbalife International Inc. and GGC Administration, L.L.C.
10.50**
Termination Agreement, dated as of December 13, 2004, by and among Herbalife Ltd., Whitney V, L.P., Whitney Strategic Partners V, L.P., CCG Investments (BVI), L.P., CCG Associates-QP, LLC, CCG Associates-AI, LLC, CCG Investment Fund-AI, LP, CCG AV, LLC-Series C, CCG AV, LLC-Series E and CCG CI, LLC.
10.51**
Indemnification Agreement, dated as of December 13, 2004, by and among Herbalife Ltd., Herbalife International, Inc., Whitney V, L.P., Whitney Strategic Partners V, L.P., CCG Investments (BVI), L.P., CCG Associates-QP, LLC, CCG Associates-AI, LLC, CCG Investment Fund-AI, LP, CCG AV, LLC-Series C, CCG AV, LLC-Series E, CCG CI, LLC and GGC Administration, LLC.

21.1**	List of subsidiaries of WH Holdings (Cayman Islands) Ltd.
23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.3**	Consent of Maples and Calder (Included in Exhibit 5.1 hereto)
24.1**	Power of Attorney of Herbalife Ltd.
99.1**
Disposition Agreement dated as of December 13, 2004 is by and among Whitney V, L.P., a Delaware limited partnership, Whitney Strategic Partners V, L.P., a Delaware limited partnership, Whitney Private Debt Fund, L.P., a Delaware limited partnership and Green River Offshore Fund, Ltd., a Cayman Islands company on the one hand, and CCG Investments (BVI), L.P., a British Virgin Islands limited partnership, CCG Associates—QP, LLC, a Delaware limited liability company, CCG Associates—AI, LLC, a Delaware limited liability company, CCG Investment Fund—AI, LP, a Delaware limited partnership, CCG AV, LLC—Series C, a Delaware limited liability company, CCG AV, LLC—Series E, a Delaware limited liability company and CCG CI, LLC a Delaware limited liability company on the other hand.
99.2	Consent to be Named of Leroy Barnes.
99.3	Consent to be Named of Richard Bermingham.
99.4	Consent to be Named of Peter Maslen.

*
To be filed by amendment

**
Previously filed as an Exhibit of like number to the Company's registration statement on Form S-1 (File No. 333-119485) and incorporated herein by reference.

Item 17. Undertakings

        (a)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (b)   The undersigned Registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on December 15, 2004.

HERBALIFE LTD.
By:	/s/ BRETT R. CHAPMAN Brett R. Chapman General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael O. Johnson	Director, Chief Executive Officer (Principal Executive Officer)	December 15, 2004
* Richard Goudis	Chief Financial Officer (Principal Financial Officer)	December 15, 2004
* David Pezzullo	Chief Accounting Officer (Principal Accounting Officer)	December 15, 2004
* Peter Castleman	Director, Chairman of the Board	December 15, 2004
* Henry Burdick	Director, Vice Chairman	December 15, 2004
* Ken Diekroeger	Director	December 15, 2004
* James Fordyce	Director	December 15, 2004

* Charles Orr	Director	December 15, 2004
* Jesse Rogers	Director	December 15, 2004
* Leslie Stanford	Director	December 15, 2004
* Markus Lehmann	Director	December 15, 2004
*By:	/s/ BRETT R. CHAPMAN Brett R. Chapman as Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form of Purchase Agreement
2.1**	Agreement and Plan of Merger, dated April 10, 2002, by and among Herbalife International, Inc., WH Holdings (Cayman Islands) Ltd. and WH Acquisition Corp.
3.1**	Form of Amended and Restated Memorandum and Articles of Association of Herbalife Ltd.
4.1**
Indenture, dated as of June 27, 2002 between WH Acquisition Corp., WH Intermediate Holdings Ltd., WH Luxembourg Holdings SàRL, WH Luxembourg Intermediate Holdings SàRL, WH Luxembourg CM SàRL and The Bank of New York as Trustee governing 11 3/4% Senior Subordinated Notes due 2010
4.2**	Indenture, dated as of March 8, 2004 between WH Holdings (Cayman Islands) Ltd., WH Capital Corporation and The Bank of New York as trustee governing 9 1/2% Notes due 2011
4.3**	Form of Share Certificate
5.1**	Opinion of Maples and Calder, special Cayman Islands Counsel to Herbalife Ltd.
9.1**
Shareholders' Agreement dated as of July 31, 2002, by and among WH Holdings (Cayman Islands) Ltd., Whitney V, L.P., Whitney Strategic Partners V, L.P., WH Investments Ltd., CCG Investments (BVI), L.P., CCG Associates—QP, LLC, CCG Associates—AI, LLC, CCG Investment Fund—AI, L.P., CCG AV, LLC-Series C, CCG AV, LLC-Series E, and certain other persons
9.2**
Institutional Shareholders' Agreement dated as of July 31, 2002, by and among WH Holdings (Cayman Islands) Ltd., Whitney V, L.P., Whitney Strategic Partners V, L.P., WH Investments Ltd., CCG Investments (BVI), L.P., CCG Associates-QP, LLC, CCG Associates-AI, LLC, CCG Investment Fund-AI, L.P., CCG AV, LLC-Series C, CCG AV, LLC-Series E, and certain other persons
10.1**	Form of Indemnity Agreement between Herbalife International Inc. and certain officers and directors of Herbalife International Inc.
10.2**	Office lease agreement between Herbalife International of America Inc. and State Teacher's Retirement System, dated July 11, 1995
10.3**	Herbalife International of America, Inc.'s Senior Executive Deferred Compensation Plan, effective January 1, 1996, as amended
10.4**	Herbalife International of America, Inc.'s Management Deferred Compensation Plan, effective January 1, 1996, as amended
10.5**	Master Trust Agreement between Herbalife International of America, Inc. and Imperial Trust Company, Inc., effective January 1, 1996
10.6**	Herbalife International Inc. 401K Profit Sharing Plan and Trust, as amended
10.7**	Trust Agreement for Herbalife 2001 Executive Retention Plan, effective March 15, 2001
10.8**	Herbalife 2001 Executive Retention Plan, effective March 15, 2001
10.9**	Separation Agreement and General Release, dated as of May 17, 2002, between Robert Sandler and Herbalife International, Inc. and Herbalife International of America, Inc. and Clarification
10.10**	Agreement for Retention of Legal Services, dated as of May 20, 2002, by and among Herbalife International, Inc., Herbalife International of America, Inc. and Robert A. Sandler

10.11**
Purchase Agreement, dated as of June 21, 2002, by and among WH Acquisition Corp., Herbalife International, Inc., WH Intermediate Holdings Ltd., WH Luxembourg Holdings SàRL, WH Luxembourg Intermediate Holdings SàRL, WH Luxembourg CM SàRL and UBS Warburg LLC
10.12**
Registration Rights Agreement, dated as of June 27, 2002, by and among WH Acquisition Corp., WH Intermediate Holdings Ltd., WH Luxembourg Holdings SàRL, WH Luxembourg Intermediate Holdings SàRL, WH Luxembourg CM SàRL and UBS Warburg LLC
10.13**
Credit Agreement, dated as of July 31, 2002, by and among Herbalife International, Inc., WH Holdings (Cayman Islands) Ltd., WH Intermediate Holdings Ltd., WH Luxembourg Holdings SàRL, WH Luxembourg Intermediate Holdings SàRL, WH Luxembourg CM SàRL and the Subsidiary Guarantors party thereto, and certain lenders and agents named therein
10.14**
Security Agreement, dated as of July 31, 2002, by Herbalife International, Inc., WH Holdings (Cayman Islands) Ltd., WH Intermediate Holdings Ltd., WH Luxembourg Herbalife SàRL, WH Luxembourg Intermediate Holdings SàRL, WH Luxembourg CM SàRL and the Subsidiary Guarantors party thereto in favor of UBS AG, Stamford Branch, as Collateral Agent
10.15**	Notice to Distributors regarding Amendment to Agreements of Distributorship, dated as of July 18, 2002 between Herbalife International, Inc. and each Herbalife Distributor
10.16**	Monitoring Fee Agreement dated as of July 31, 2002, between WH Holdings (Cayman Islands) Ltd., Herbalife International, Inc. and Whitney & Co., LLC
10.17**	Monitoring Fee Agreement dated as of July 31, 2002, between WH Holdings (Cayman Islands) Ltd., Herbalife International, Inc. and GGC Administration, LLC
10.18**
Indemnity Agreement dated as of July 31, 2002, by and among WH Holdings (Cayman Islands) Ltd., WH Acquisition Corp., Whitney & Co., LLC, Whitney V, L.P., Whitney Strategic Partners V, L.P., GGC Administration, L.L.C., Golden Gate Private Equity, Inc., CCG Investments (BVI), L.P., CCG Associates-AI, LLC, CCG Investment Fund-AI, LP, CCG AV, LLC-Series C, CCG AV, LLC-Series C, CCG AV, LLC-Series E, CCG Associates-QP, LLC and WH Investments Ltd.
10.19**	Independent Director's Stock Option Plan of WH Holdings (Cayman Islands) Ltd.
10.20**
Amendment No. 1 to Credit Agreement dated as of December 18, 2002, among Herbalife International, Inc., WH Holdings (Cayman Islands) Ltd., WH Intermediate Holdings Ltd., WH Luxembourg Holdings SàRL, WH Luxembourg Intermediate Holdings SàRL, WH Luxembourg CM SàRL and each of the Subsidiary Guarantors listed therein, the Lenders party thereto and UBS AG, Stamford Branch
10.21**	Employment Agreement, dated as of March 10, 2003 between Brian Kane and Herbalife International, Inc. and Herbalife International of America, Inc.
10.22**	Employment Agreement dated as of March 10, 2003 between Carol Hannah and Herbalife International, Inc. and Herbalife International of America, Inc.
10.23**	Non-Statutory Stock Option Agreement, dated as of March 10, 2003 between WH Holdings (Cayman Islands) Ltd. and Brian Kane
10.24**	Non-Statutory Stock Option Agreement, dated as of March 10, 2003 between WH Holdings (Cayman Islands) Ltd. and Carol Hannah
10.25**	WH Holdings (Cayman Islands) Ltd. Stock Incentive Plan, as restated, dated as of November 5, 2003

10.26**	Side Letter Agreement dated as of March 10, 2003 by and among WH Holdings (Cayman Islands) Ltd., Brian Kane and Carol Hannah and the Shareholders listed therein
10.27**	Employment Agreement dated as of April 3, 2003 between Michael O. Johnson and Herbalife International, Inc. and Herbalife International of America, Inc.
10.28**	Non-Statutory Stock Option Agreement, dated as of April 3, 2003 between WH Holdings (Cayman Islands) Ltd. and Michael O. Johnson
10.29**	Side Letter Agreement dated as of April 3, 2003 by and among WH Holdings (Cayman Islands) Ltd., Michael O. Johnson and the Shareholders listed therein
10.30**	Employment Agreement dated as of July 14, 2003 between Matt Wisk and Herbalife International of America, Inc.
10.31**	Employment Agreement dated as of July 31, 2003 between Gregory L. Probert and Herbalife International of America, Inc.
10.32**	Employment Agreement dated October 6, 2003 between Brett R. Chapman and Herbalife International of America, Inc.
10.33**	Form of Non-Statutory Stock Option Agreement (Non-Executive Agreement)
10.34**	Form of Non-Statutory Stock Option Agreement (Executive Agreement)
10.35**	Registration Rights Agreement, dated as of March 8, 2004, by and among WH Holdings (Cayman Islands) Ltd., WH Capital Corporation and UBS Securities, LLC
10.36**	Indemnity Agreement, dated as of February 9, 2004, among WH Capital Corporation and Gregory Probert
10.37**	Indemnity Agreement, dated as of February 9, 2004, among WH Capital Corporation and Brett R. Chapman
10.38**	Stock Subscription Agreement of WH Capital Corporation, dated as of February 9, 2004, between WH Capital Corporation and WH Holdings (Cayman Islands) Ltd.
10.39**	First Amendment to Amended and Restated WH Holdings (Cayman Islands) Ltd. Stock Incentive Plan, dated November 5, 2003
10.40**	Separation Agreement and General Release dated May 1, 2004, among Herbalife International, Inc., Herbalife International of America, Inc. and Carol Hannah
10.41**	Consulting Agreement dated May 1, 2004 among Herbalife International of America, Inc. and Carol Hannah
10.42**	Employment Agreement dated June 1, 2004 among Herbalife International of America, Inc. and Richard Goudis
10.43**	Purchase Agreement, dated March 3, 2004, by and among WH Holdings (Cayman Islands) Ltd., WH Capital Corporation and UBS Securities LLC
10.44**
Registration Rights Agreement, dated as of July 31, 2002, by and among WH Holdings (Cayman Islands) Ltd., Whitney V, L.P., Whitney Strategic Partners V, L.P., WH Investments Ltd., CCG Investments (BVI), L.P., CCG Associates-QP, LLC, CCG Associates-AI, LLC, CCG Investment Fund-AI, L.P., CCG AV, LLC-Series C and CCG AV, LLC-Series E.

10.45**
Share Purchase Agreement, dated as of July 31, 2002, by and among WH Holdings (Cayman Islands) Ltd., Whitney Strategic Partners V, L.P., WH Investments Ltd., Whitney V, L.P., CCG Investments (BVI), L.P., CCG Associates-QP, LLC, CCG Associates-AI, LLC, CCG Investment Fund-AI, LP, CCG AV, LLC-Series C and CCG AV, LLC-Series E.
10.46**	Form of Indemnification Agreement between Herbalife Ltd. and the directors and certain officers of Herbalife Ltd.
10.47**	Herbalife Ltd. 2004 Stock Incentive Plan, effective December 1, 2004
10.48**	Termination Agreement, dated as of December 1, 2004, between Herbalife Ltd., Herbalife International, Inc. and Whitney & Co., LLC.
10.49**	Termination Agreement, dated as of December 1, 2004, between Herbalife Ltd., Herbalife International Inc. and GGC Administration, L.L.C.
10.50**
Termination Agreement, dated as of December 13, 2004, by and among Herbalife Ltd., Whitney V, L.P., Whitney Strategic Partners V, L.P., CCG Investments (BVI), L.P., CCG Associates-QP, LLC, CCG Associates-AI, LLC, CCG Investment Fund-AI, LP, CCG AV, LLC-Series C, CCG AV, LLC-Series E and CCG CI, LLC.
10.51**
Indemnification Agreement, dated as of December 13, 2004, by and among Herbalife Ltd., Herbalife International, Inc., Whitney V, L.P., Whitney Strategic Partners V, L.P., CCG Investments (BVI), L.P., CCG Associates-QP, LLC, CCG Associates-AI, LLC, CCG Investment Fund-AI, LP, CCG AV, LLC-Series C, CCG AV, LLC-Series E, CCG CI, LLC and GGC Administration, LLC.
21.1**	List of subsidiaries of WH Holdings (Cayman Islands) Ltd.
23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.3**	Consent of Maples and Calder (Included in Exhibit 5.1 hereto)
24.1**	Power of Attorney of Herbalife Ltd.
99.1**
Disposition Agreement dated as of December 13, 2004 is by and among Whitney V, L.P., a Delaware limited partnership, Whitney Strategic Partners V, L.P., a Delaware limited partnership, Whitney Private Debt Fund, L.P., a Delaware limited partnership and Green River Offshore Fund, Ltd., a Cayman Islands company on the one hand, and CCG Investments (BVI), L.P., a British Virgin Islands limited partnership, CCG Associates—QP, LLC, a Delaware limited liability company, CCG Associates—AI, LLC, a Delaware limited liability company, CCG Investment Fund—AI, LP, a Delaware limited partnership, CCG AV, LLC—Series C, a Delaware limited liability company, CCG AV, LLC—Series E, a Delaware limited liability company and CCG CI, LLC a Delaware limited liability company on the other hand.
99.2	Consent to be Named of Leroy Barnes.
99.3	Consent to be Named of Richard Bermingham.
99.4	Consent to be Named of Peter Maslen.

*
To be filed by amendment

**
Previously filed as an Exhibit of like number to the Company's registration statement on Form S-1 (File No. 333-119485) and incorporated herein by reference.

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